Press Release
TechnipFMC Announces Second Quarter 2021 Results

•Solid financial performance in both Subsea and Surface Technologies
•Total Company inbound orders of $1.6 billion; Subsea inbound orders of $1.3 billion
•Full-year guidance updated, supported by strength of first half results and market outlook

LONDON & HOUSTON, July 21, 2021 - TechnipFMC plc (NYSE: FTI) (Paris: FTI) today reported second quarter 2021 results.
Summary Financial Results from Continuing Operations
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions, except per share amounts)	Jun. 30, 2021	Mar. 31, 2021	Jun. 30, 2020	Sequential	Year-over-Year
Revenue	$1,668.8	$1,632.0	$1,620.2	2.3%	3.0%
Income (loss)	($174.7)	$430.3	($177.6)	n/m	n/m
Diluted earnings (loss) per share	$(0.39)	$0.95	$(0.40)	n/m	n/m

Adjusted EBITDA	$144.3	$165.2	$77.4	(12.7%)	86.4%
Adjusted EBITDA margin	8.6%	10.1%	4.8%	(150 bps)	380 bps
Adjusted income (loss)	$(26.0)	$(14.5)	$(63.6)	n/m	n/m
Adjusted diluted earnings (loss) per share	$(0.06)	$(0.03)	$(0.14)	n/m	n/m

Inbound orders	$1,559.5	$1,722.1	$698.8	(9.4%)	123.2%
Backlog	$7,312.0	$7,221.4	$7,471.2	1.3%	(2.1%)

Total Company revenue in the second quarter was $1,668.8 million. Loss from continuing operations attributable to TechnipFMC was $174.7 million, or $0.39 per diluted share.
After-tax charges and credits totaled $148.7 million of charges, or $0.33 per diluted share. Reported results included a loss from the Company’s equity investment in Technip Energies of $146.8 million primarily related to the change in market value in the quarter.
Adjusted loss from continuing operations was $26 million, or $0.06 per diluted share (Exhibit 6).
Adjusted EBITDA, which excludes pre-tax charges and credits, was $144.3 million; adjusted EBITDA margin was 8.6 percent (Exhibit 8). Included in adjusted EBITDA was a foreign exchange loss of $10.7 million.

TechnipFMC.com	Page 1 of 24

Doug Pferdehirt, Chairman and CEO of TechnipFMC, stated, “Second quarter results reflect another strong quarter for our Company. Total Company revenue improved sequentially to $1.7 billion, with both Subsea and Surface Technologies segments reporting an adjusted EBITDA margin of 11 percent.”
Pferdehirt added, “In Subsea, we demonstrated our ability to continue winning, with inbound totaling $1.3 billion for the quarter. The order strength in the first half of the year has been indicative of the continued market progression we outlined last year. Year-to-date, we have announced ten awards, of which 50 percent will be executed as integrated projects. This included the addition of two new iEPCI™ clients in the quarter.”
“In Surface Technologies, inbound orders increased 32 percent from the first quarter driven by our international business where well completion activity continued to recover from the prior year decline. International growth was driven by the Middle East, the North Sea and China. Orders in the Americas also increased, reflecting continued momentum in completion and drilling activity and the success of our iComplete™ offering.”
Pferdehirt continued, “We have increased our full-year expectations for both operating segments given our strong year-to-date results and continued improvement in the broader market outlook. Subsea inbound orders of $2.8 billion in the first half of the year were strong. We continue to see a healthy list of prospects and remain very confident in our full-year guidance for Subsea orders of more than $4 billion. Furthermore, growth in 2022 is supported by an increasing set of opportunities. When using the midpoint value of our Subsea Opportunity List, the project award potential has increased by nearly 20 percent to $17 billion over the next 24 months.”
“Looking beyond the traditional market, we believe that offshore will continue to play a meaningful role in the total energy mix. We are building partnerships in support of new energy, leveraging our differentiated technologies, and capitalizing on our integrated project execution and expertise as the subsea architect.”
“We are making steady progress in our partnerships focused on wind and wave opportunities. The market momentum for wind development continues to support increased investment in this abundant source of renewable energy. And when combined with wave technology, we can generate even greater energy output and reduced intermittency utilizing integrated offshore solutions.”
Pferdehirt added, “Our Deep Purple™ solution is centered around technology development and integration capabilities that convert this renewable energy into hydrogen, enabling economies of scale that were previously unattainable by offshore renewables projects. An example of this is our recently announced partnership with Portuguese energy utility EDP, as well as several notable research partners, in a concept study for the development of green hydrogen production from offshore wind power through a project called BEHYOND.”
Pferdehirt concluded, “Our success is driven by our core competencies, having pioneered and delivered next generation subsea technologies and the industry’s only fully integrated commercial model. We are demonstrating that these unique capabilities are completely transferable to the renewable energy space, giving us confidence in our ability to extend our leadership in subsea to the development of new and novel energy resources offshore.”

TechnipFMC.com	Page 2 of 24

Operational and Financial Highlights

Subsea

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions, except per share amounts)	Jun. 30, 2021	Mar. 31, 2021	Jun. 30, 2020	Sequential	Year-over-Year
Revenue	$1,394.3	$1,386.5	$1,378.5	0.6%	1.1%
Operating profit (loss)	$72.4	$37.0	$(75.6)	95.7%	n/m
Adjusted EBITDA	$154.1	$135.1	$99.6	14.1%	54.7%
Adjusted EBITDA margin	11.1%	9.7%	7.2%	140 bps	390 bps

Inbound orders	$1,291.3	$1,518.8	$511.7	(15.0%)	152.4%
Backlog[1,2,3]	$6,951.6	$6,857.1	$7,085.3	1.4%	(1.9%)

Estimated Consolidated Backlog Scheduling (In millions)	Jun. 30, 2021
2021 (6 months)	$1,996
2022	$2,988
2023 and beyond	$1,968
Total	$6,952
[1] Backlog in the period was increased by a foreign exchange impact of $170 million.
[2] Backlog does not capture all revenue potential for Subsea Services.
[3] Backlog does not include total Company non-consolidated backlog of $594 million.

Subsea reported second quarter revenue of $1,394.3 million, a modest improvement from the first quarter. Revenue increased sequentially due to seasonal improvement in installation and services, largely offset by lower project activity in the quarter.
Subsea reported an operating profit of $72.4 million. Sequentially, operating results benefited from lower charges, improved margins in backlog and increased installation and services activity.
Subsea reported adjusted EBITDA of $154.1 million. Adjusted EBITDA increased 14.1 percent when compared to the first quarter, benefiting from higher margins in backlog and increased installation and services activity. Adjusted EBITDA margin improved 140 basis points to 11.1 percent.
Subsea inbound orders were $1,291.3 million for the quarter, reflective of the continued market improvement. Book-to-bill in the period was 0.9.

TechnipFMC.com	Page 3 of 24

The following awards were included in the period:
•Ithaca Energy Captain EOR Project (North Sea)
Significant* Engineering, Procurement, Construction and Installation (EPCI) contract from Ithaca Energy (UK) Limited for the Captain Enhanced Oil Recovery (EOR) Project in the UK North Sea. TechnipFMC will design, manufacture, deliver and install subsea equipment including a rigid riser caisson, water injection flexible flowline, umbilicals and associated equipment.
*A “significant” award ranges between $75 million and $250 million.
•Karoon Patola iEPCITM Project (Brazil)
TechnipFMC’s first integrated Engineering, Procurement, Construction and Installation (iEPCITM) contract in Brazil by Karoon Energy for the Patola field development. The contract covers engineering, procurement, construction and installation of subsea trees, flexible pipes and umbilicals. TechnipFMC was chosen based on its recognized technical excellence and capability to deliver complete and integrated solutions. The Company will leverage its assets and significant local content in Brazil, including its subsea equipment and flexible pipe plants and its logistics base.

•Petrobras Buzios 6-9 Fields Project (Brazil)
Substantial* contract from Petrobras for the Buzios 6-9 fields. Located in the Santos basin offshore Brazil, these fields are part of the pre-salt area, with a water depth of 2,000 meters. TechnipFMC will supply subsea trees with controls, electrical and hydraulic distribution units, topside systems, and installation and intervention support services with rental tooling. All of the subsea trees will be manufactured at our facilities in Brazil, which are powered entirely from renewable energy sources.
*A “substantial” award ranges between $250 million and $500 million.
•Equinor Kristin Sør Project (North Sea)
Significant* EPCI contract by Equinor for the Kristin Sør Field in the North Sea. TechnipFMC will supply rigid pipelines, static and dynamic umbilicals, as well as pipeline and marine installation of the subsea production facilities. The project will be executed by TechnipFMC’s operating center in Oslo, Norway, with fabrication occurring in the Company’s facilities in Norway and the United Kingdom.
*A “significant” award ranges between $75 million and $250 million.
•Tullow Jubilee South East Development iEPCITM Project (Ghana)
Significant* iEPCI™ contract for the Jubilee South East development, located offshore Ghana. It will be the Company’s first iEPCI™ project with Tullow Ghana Ltd. The contract builds upon TechnipFMC’s established relationship with Tullow and covers supply and offshore installation of all major subsea equipment, including manifolds and associated controls, flexible risers and flowlines, umbilicals, and subsea structures. At the pre-tendering stage, TechnipFMC utilized its Subsea Studio™ digital solutions to help optimize field layout.
*A “significant” award ranges between $75 million and $250 million.

TechnipFMC.com	Page 4 of 24

Partnership and Alliance Highlights

•BEHYOND: Concept study for green hydrogen production from offshore wind power
EDP, TechnipFMC and other research partners are joining forces to develop a conceptual engineering and economic feasibility study for a new offshore system for green hydrogen production from offshore wind power, called the BEHYOND project. The study will include innovative integration of equipment for the production and conditioning of green hydrogen and infrastructure that allows for its transportation to the coast. The goal is to create a unique concept that can be standardized and implemented worldwide, allowing for large-scale green hydrogen production offshore.
Each member of the consortium brings specific competencies that are complementary. TechnipFMC brings its extended history in subsea engineering, expertise developed on its Deep Purple™ green hydrogen project, and essential system integration abilities.
•TechnipFMC and Halliburton’s Subsea Fiber Optic Solution selected by OTC and ExxonMobil
TechnipFMC and Halliburton received an OTC Spotlight on New Technology Award® for their Odassea™ Subsea Fiber Optic Solution, an advanced downhole fiber optic sensing system. ExxonMobil selected the solution for its Payara development project in Guyana, the industry’s largest subsea fiber optic sensing project. The award followed completion of front-end engineering and design studies and qualifications.
The Odassea™ system integrates hardware and digital solutions to strengthen capabilities in subsea reservoir monitoring and production optimization. Halliburton provides the fiber optic sensing technology and analysis for reservoir diagnostics. TechnipFMC provides the optical connectivity from the topside to the completions. Through this collaboration, operators can accelerate full field subsea fiber optic sensing, design, and execution.
TechnipFMC and Halliburton are delivering Odassea™ solutions to multiple other subsea projects at all stages, from conceptual design to execution.

TechnipFMC.com	Page 5 of 24

Surface Technologies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions, except per share amounts)	Jun. 30, 2021	Mar. 31, 2021	Jun. 30, 2020	Sequential	Year-over-Year
Revenue	$274.5	$245.5	$241.7	11.8%	13.6%
Operating profit (loss)	$12.9	$8.2	$(13.4)	57.3%	n/m
Adjusted EBITDA	$30.2	$26.9	$8.3	12.3%	263.9%
Adjusted EBITDA margin	11.0%	11.0%	3.4%	0 bps	760 bps

Inbound orders	$268.2	$203.3	$187.1	31.9%	43.3%
Backlog	$360.4	$364.3	$385.9	(1.1%)	(6.6%)

Surface Technologies reported second quarter revenue of $274.5 million, an increase of 11.8 percent from the first quarter. The sequential increase was primarily driven by higher activity in North America, increased international services and strong project execution. The Company also benefited from further adoption of its iComplete™ ecosystem.
Surface Technologies reported operating profit of $12.9 million. Operating profit increased sequentially primarily due to lower charges and higher sales volume.
Surface Technologies reported adjusted EBITDA of $30.2 million. Adjusted EBITDA increased 12.3 percent when compared to the first quarter, driven by higher sales volume. Adjusted EBITDA margin was unchanged at 11 percent.
Inbound orders for the quarter were $268.2 million, an increase of 31.9 percent sequentially driven by the Middle East, including Saudi Arabia, United Arab Emirates, Bahrain and Qatar, as well as the North Sea and North America. Book-to-bill improved to 1.0 in the period.
Backlog ended the period at $360.4 million. Given the short-cycle nature of the business, orders are generally converted into revenue within twelve months.

TechnipFMC.com	Page 6 of 24

Corporate and Other Items (three months ended, June 30, 2021):
Corporate expense was $30.3 million.
Foreign exchange loss was $10.7 million.
Net interest expense was $35.2 million.
The Company recorded a tax provision of $34.9 million.
Total depreciation and amortization was $98 million.
Cash required by operating activities from continuing operations was $85.9 million. Capital expenditures were $39.7 million. Free cash flow from continuing operations was $(125.6) million (Exhibit 11).
The Company ended the period with cash and cash equivalents of $854.9 million; net debt was $1,623 million.

The Company completed the partial spin-off of Technip Energies on February 16, 2021. Financial results for Technip Energies are reported as discontinued operations. The Company’s investment in Technip Energies is reflected in current assets at market value.
The Company recognized a loss in the second quarter of $146.8 million from its equity ownership in Technip Energies. The loss was primarily related to the change in market value in the period.
On April 27, 2021, the Company sold 26.8 million shares from its retained stake in Technip Energies for proceeds of $358.1 million. As of June 30, 2021, the Company’s ownership stake was 55.5 million shares, or approximately 31 percent of Technip Energies’ outstanding shares.

TechnipFMC.com	Page 7 of 24

2021 Full-Year Financial Guidance1
The Company’s full-year guidance for 2021 can be found in the table below.
Updates to the Company’s full-year guidance for 2021 are as follows:
•Subsea revenue in a range of $5.2 - 5.5 billion, which increased from the previous guidance range of $5.0 - 5.4 billion.
•Surface Technologies EBITDA margin in a range of 10 - 12% (excluding charges and credits), which increased from the previous guidance range of 8 - 11%.
•Net interest expense in a range of $135 - 140 million, which increased from the previous guidance range of $130 - 135 million.
•Tax provision, as reported, in a range of $85 - 95 million, which increased from the previous guidance range of $70 - 80 million.
All segment guidance assumes no further material degradation from COVID-19-related impacts. Guidance is based on continuing operations and thus excludes the impact of Technip Energies, which is reported as discontinued operations.

2021 Guidance *Updated July 21, 2021

Subsea	Surface Technologies
Revenue in a range of $5.2 - 5.5 billion*	Revenue in a range of $1,050 - 1,250 million

EBITDA margin in a range of 10 - 11% (excluding charges and credits)	EBITDA margin in a range of 10 - 12%* (excluding charges and credits)

TechnipFMC
Corporate expense, net $105 - 115 million
(includes depreciation and amortization of ~$5 million)

Net interest expense* $135 - 140 million

Tax provision, as reported* $85 - 95 million

Capital expenditures approximately $250 million

Free cash flow $120 - 220 million

1 Our guidance measures adjusted EBITDA margin, corporate expense, net, net interest expense and free cash flow are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.

TechnipFMC.com	Page 8 of 24

Teleconference

The Company will host a teleconference on Thursday, July 22, 2021 to discuss the second quarter 2021 financial results. The call will begin at 1 p.m. London time (8 a.m. New York time). Webcast access and an accompanying presentation can be found at www.TechnipFMC.com.
An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

TechnipFMC.com	Page 9 of 24

###
About TechnipFMC

TechnipFMC is a leading technology provider to the traditional and new energy industries; delivering fully integrated projects, products, and services.

With our proprietary technologies and comprehensive solutions, we are transforming our clients’ project economics, helping them unlock new possibilities to develop energy resources while reducing carbon intensity and supporting their energy transition ambitions.

Organized in two business segments — Subsea and Surface Technologies — we will continue to advance the industry with our pioneering integrated ecosystems (such as iEPCI™, iFEED™ and iComplete™), technology leadership and digital innovation.

Each of our approximately 20,000 employees is driven by a commitment to our clients’ success, and a culture of strong execution, purposeful innovation, and challenging industry conventions.

TechnipFMC uses its website as a channel of distribution of material company information. To learn more about how we are driving change in the industry, go to www.TechnipFMC.com and follow us on Twitter @TechnipFMC.

This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statement usually relate to future events and anticipated revenues, earnings, cash flows, or other aspects of our operations or operating results. Forward-looking statements are often identified by words such as “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predicated,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs, and assumptions concerning future developments and business conditions and their potential effect on us. While management believes these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections, including unpredictable trends in the demand for and price of crude oil and natural gas; competition and unanticipated changes relating to competitive factors in our industry, including ongoing industry consolidation; the COVID-19 pandemic and its impact on the demand for our products and services; our inability to develop, implement and protect new technologies and services; the cumulative loss of major contracts, customers or alliances; disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business; the refusal of DTC and Euroclear to act as depository and clearing agencies for our shares; the United Kingdom’s withdrawal from the European Union; the impact of our existing and future indebtedness and the restrictions on our operations by terms of the agreements governing our existing indebtedness; the risks caused by our acquisition and divestiture activities; the risks caused by fixed-price contracts; any delays and cost overruns of new capital asset construction projects for vessels and manufacturing facilities; our failure to deliver our backlog; our reliance on subcontractors, suppliers and our joint venture partners; a failure or breach of our IT infrastructure or that of our subcontractors, suppliers or joint venture partners, including as a result of cyber-attacks; the risks of pirates endangering our maritime employees and assets; potential liabilities inherent in the industries in which we operate or have operated; our failure to comply with numerous laws and regulations, including those related to environmental protection, health and safety, labor and employment, import/export controls, currency exchange, bribery and corruption, taxation, privacy, data protection and data

TechnipFMC.com	Page 10 of 24

security; the additional restrictions on dividend payouts or share repurchases as an English public limited company; uninsured claims and litigation against us, including intellectual property litigation; tax laws, treaties and regulations and any unfavorable findings by relevant tax authorities; the uncertainties related to the anticipated benefits or our future liabilities in connection with the spin-off of Technip Energies (the “Spin-off”); any negative changes in Technip Energies’ results of operations, cash flows and financial position, which impact the value of our remaining investment therein; potential departure of our key managers and employees; adverse seasonable and weather conditions and unfavorable currency exchange rate and risk in connection with our defined benefit pension plan commitments and other risks as discussed in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Part II, Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Investor relations

Matt Seinsheimer
Vice President, Investor Relations
Tel: +1 281 260 3665
Email: Matt Seinsheimer

James Davis
Senior Manager, Investor Relations
Tel: +1 281 260 3665
Email: James Davis
Media relations Nicola Cameron Vice President, Corporate Communications Tel: +44 383 742 297 Email: Nicola Cameron Catie Tuley Director, Public Relations Tel: +1 281 591 5405 Email: Catie Tuley

TechnipFMC.com	Page 11 of 24

Exhibit 1
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	(Unaudited)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020

Revenue	$1,668.8	$1,632.0	$1,620.2	$3,300.8	$3,202.8
Costs and expenses	1,636.3	1,630.8	1,737.2	3,267.1	6,561.1
	32.5	1.2	(117.0)	33.7	(3,358.3)

Other (expense) income, net	11.8	43.3	(4.6)	55.1	8.6
Income (loss) from investment in Technip Energies	(146.8)	470.1	—	323.3	—

Income (loss) before net interest expense and income taxes	(102.5)	514.6	(121.6)	412.1	(3,349.7)
Net interest expense	(35.2)	(34.5)	(26.6)	(69.7)	(49.6)
Loss on early extinguishment of debt	—	(23.5)	—	(23.5)	—

Income (loss) before income taxes	(137.7)	456.6	(148.2)	318.9	(3,399.3)
Provision (benefit) for income taxes	34.9	24.5	27.6	59.4	4.4

Income (loss) from continuing operations	(172.6)	432.1	(175.8)	259.5	(3,403.7)
Income from continuing operations attributable to non-controlling interests	(2.1)	(1.8)	(1.8)	(3.9)	(8.7)
Income (loss) from continuing operations attributable to TechnipFMC plc	(174.7)	430.3	(177.6)	255.6	(3,412.4)

Income (loss) from discontinued operations	7.7	(60.2)	191.1	(52.5)	173.3
Income from discontinued operations attributable to non-controlling interests	—	(1.9)	(1.8)	(1.9)	(5.3)
Net income (loss) attributable to TechnipFMC plc	$(167.0)	$368.2	$11.7	$201.2	$(3,244.4)

Earnings (loss) per share from continuing operations
Basic and diluted	$(0.39)	$0.96	$(0.40)	$0.57	$(7.62)
Diluted	$(0.39)	$0.95	$(0.40)	$0.56	$(7.62)

Earnings (loss) per share from discontinued operations
Basic and diluted	$0.02	$(0.14)	$0.42	$(0.12)	$0.38

Earnings (loss) per share attributable to TechnipFMC plc
Basic and diluted	$(0.37)	$0.82	$0.03	$0.45	$(7.24)
Diluted	$(0.37)	$0.81	$0.03	$0.44	$(7.24)

Weighted average shares outstanding:
Basic	450.6	449.7	448.3	450.4	447.9
Diluted	450.6	451.1	448.3	454.9	447.9

Cash dividends declared per share	$—	$—	$—	$—	$0.13

TechnipFMC.com	Page 12 of 24

Exhibit 2
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions)

	(Unaudited)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Revenue

Subsea	$1,394.3	$1,386.5	$1,378.5	$2,780.8	$2,631.6
Surface Technologies	274.5	245.5	241.7	520.0	571.2
	$1,668.8	$1,632.0	$1,620.2	$3,300.8	$3,202.8

Income (loss) before income taxes

Segment operating profit (loss)
Subsea	$72.4	$37.0	$(75.6)	$109.4	$(2,826.3)
Surface Technologies	12.9	8.2	(13.4)	21.1	(437.4)
Total segment operating profit (loss)	85.3	45.2	(89.0)	130.5	(3,263.7)

Corporate items
Corporate expense (1)	$(30.3)	$(28.8)	$(16.5)	$(59.1)	$(46.8)
Net interest expense	(35.2)	(58.0)	(26.6)	(93.2)	(49.6)
Income (loss) from investment in Technip Energies	(146.8)	470.1	—	323.3	—
Foreign exchange gains (losses)	(10.7)	28.1	(16.1)	17.4	(39.2)
Total corporate items	(223.0)	411.4	(59.2)	188.4	(135.6)

Income (loss) before income taxes (2)	$(137.7)	$456.6	$(148.2)	$318.9	$(3,399.3)

(1)    Corporate expense primarily includes corporate staff expenses, share-based compensation expenses, and other employee benefits.
(2)    Includes amounts attributable to non-controlling interests.

TechnipFMC.com	Page 13 of 24

Exhibit 3
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended			Six Months Ended
Inbound Orders (1)	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020

Subsea	$1,291.3	$1,518.8	$511.7	$2,810.1	$1,683.8
Surface Technologies	268.2	203.3	187.1	471.5	553.4
Total inbound orders	$1,559.5	$1,722.1	$698.8	$3,281.6	$2,237.2

Order Backlog (2)	June 30, 2021	March 31, 2021	June 30, 2020

Subsea	$6,951.6	$6,857.1	$7,085.3
Surface Technologies	360.4	364.3	385.9
Total order backlog	$7,312.0	$7,221.4	$7,471.2

(1)    Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.
(2)    Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

TechnipFMC.com	Page 14 of 24

Exhibit 4
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	June 30, 2021	December 31, 2020

Cash and cash equivalents	$854.9	$1,269.2
Trade receivables, net	1,272.3	987.7
Contract assets	928.3	886.8
Inventories, net	1,135.8	1,252.8
Other current assets	932.9	1,323.1
Investment in Technip Energies	760.0	—
Current assets of discontinued operations	—	5,725.1
Total current assets	5,884.2	11,444.7

Property, plant and equipment, net	2,712.7	2,756.2
Intangible assets, net	809.7	851.3
Other assets	1,321.3	1,356.9
Non-current assets of discontinued operations	—	3,283.5
Total assets	$10,727.9	$19,692.6

Short-term debt and current portion of long-term debt	$297.7	$624.7
Accounts payable, trade	1,307.2	1,201.0
Contract liabilities	833.6	1,046.8
Other current liabilities	1,275.1	1,446.2
Current liabilities of discontinued operations	—	6,096.5
Total current liabilities	3,713.6	10,415.2

Long-term debt, less current portion	2,180.2	2,835.5
Other liabilities	1,157.5	1,102.6
Non-current liabilities of discontinued operations	—	1,081.3
Redeemable non-controlling interest	47.3	43.7
TechnipFMC plc stockholders’ equity	3,586.4	4,154.2
Non-controlling interests	42.9	40.4
Non-controlling interests of discontinued operations	—	19.7
Total liabilities and equity	$10,727.9	$19,692.6

TechnipFMC.com	Page 15 of 24

Exhibit 5
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

(In millions)	Three Months Ended June 30,	Six Months Ended June 30,
	2021	2021	2020
Cash provided (required) by operating activities
Net income (loss) from continuing operations	$(172.6)	$259.5	$(3,403.7)
Adjustments to reconcile income (loss) from continuing operations to cash provided (required) by operating activities
Depreciation	74.6	145.7	153.0
Amortization	23.4	47.5	51.1
Impairments	0.8	19.6	3,221.7
Employee benefit plan and share-based compensation costs	5.8	10.5	28.5
Deferred income tax benefit, net	17.9	(14.0)	(25.7)
Income (loss) from investment in Technip Energies	146.8	(323.3)	—
Unrealized (gain) loss on derivative instruments and foreign exchange	66.9	61.4	(5.2)
Income from equity affiliates, net of dividends received	(12.7)	(20.4)	(35.8)
Loss on early extinguishment of debt	—	23.5	—
Other	4.0	3.9	(13.9)
Changes in operating assets and liabilities, net of effects of acquisitions
Trade receivables, net and contract assets	(187.9)	(353.5)	(126.8)
Inventories, net	56.6	122.6	(56.8)
Accounts payable, trade	23.6	108.4	(72.8)
Contract liabilities	(74.0)	(206.9)	51.3
Income taxes payable (receivable), net	8.3	173.6	4.5
Other current assets and liabilities, net	(66.2)	34.5	(181.5)
Other non-current assets and liabilities, net	(1.2)	3.0	(3.5)
Cash provided (required) by operating activities from continuing operations	(85.9)	95.6	(415.6)
Cash provided by operating activities from discontinued operations	—	66.3	349.6
Cash provided (required) by operating activities	(85.9)	161.9	(66.0)

Cash provided (required) by investing activities
Capital expenditures	(39.7)	(83.9)	(163.6)
Net proceeds (payments) from sale of debt securities	(29.1)	(4.9)	—
Proceeds from sales of assets	84.3	88.7	25.0
Proceeds from sale of investment in Technip Energies	358.1	458.1	—
Advances paid to BPI	(100.0)	—	—
Proceeds from repayment of advances to joint venture	—	12.5	12.5
Other	—	—	11.2
Cash provided (required) by investing activities from continuing operations	273.6	470.5	(114.9)
Cash required by investing activities from discontinued operations	—	(4.5)	(22.4)
Cash provided (required) by investing activities	273.6	466.0	(137.3)

Cash provided (required) by financing activities
Net increase (decrease) in short-term debt	(29.3)	(23.1)	24.0
Net decrease in commercial paper	(21.2)	(974.3)	(39.1)
Net decrease in revolving credit facility	(200.0)	—	—
Proceeds from issuance of long-term debt	164.4	1,164.4	163.6
Repayments of long-term debt	—	(1,065.8)	—
Dividends paid	—	—	(59.2)
Payments for debt issuance costs	—	(53.5)	—
Payments related to taxes withheld on share-based compensation	(2.4)	(2.4)	—
Other	(0.7)	(1.1)	(6.4)
Cash provided (required) by financing activities from continuing operations	(89.2)	(955.8)	82.9
Cash required by financing activities from discontinued operations	—	(79.1)	(327.2)
Cash required by financing activities	(89.2)	(1,034.9)	(244.3)
Effect of changes in foreign exchange rates on cash and cash equivalents	3.6	(7.3)	(42.0)
Change in cash and cash equivalents	102.1	(414.3)	(489.6)
Cash and cash equivalents, beginning of period	752.8	1,269.2	1,563.1
Cash and cash equivalents, end of period	$854.9	$854.9	$1,073.5

TechnipFMC.com	Page 16 of 24

Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits
In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the second quarter 2021 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2020 results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and net cash) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended
	June 30, 2021
	Income (loss) from continuing operations attributable to TechnipFMC plc	Income attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense	Income (loss) before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(174.7)	$2.1	$34.9	$35.2	$(102.5)	$98.0	$(4.5)

Charges and (credits):
Impairment and other charges	0.8	—	—	—	0.8	—	0.8
Restructuring and other charges	1.1	—	0.1	—	1.2	—	1.2
Loss from investment in Technip Energies	146.8	—	—	—	146.8	—	146.8
Adjusted financial measures	$(26.0)	$2.1	$35.0	$35.2	$46.3	$98.0	$144.3

Diluted loss per share from continuing operations attributable to TechnipFMC plc, as reported	$(0.39)
Adjusted diluted loss per share from continuing operations attributable to TechnipFMC plc	$(0.06)

	Three Months Ended
	March 31, 2021
	Income (loss) from continuing operations attributable to TechnipFMC plc	Income attributable to non-controlling interests from continuing operations	Provision (benefit) for income taxes	Net interest expense and loss on early extinguishment of debt	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$430.3	$1.8	$24.5	$58.0	$514.6	$95.2	$609.8

Charges and (credits):
Impairment and other charges	18.8	—	—	—	18.8	—	18.8
Restructuring and other charges	6.5	—	0.2	—	6.7	—	6.7
Income from investment in Technip Energies	(470.1)	—	—	—	(470.1)	—	(470.1)
Adjusted financial measures	$(14.5)	$1.8	$24.7	$58.0	$70.0	$95.2	$165.2

Diluted earnings per share from continuing operations attributable to TechnipFMC plc, as reported	$0.95
Adjusted diluted loss per share from continuing operations attributable to TechnipFMC plc	$(0.03)

TechnipFMC.com	Page 17 of 24

Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	June 30, 2020
	Loss from continuing operations attributable to TechnipFMC plc	Income attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense	Loss before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(177.6)	$1.8	$27.6	$26.6	$(121.6)	$95.4	$(26.2)

Charges and (credits):
Impairment and other charges	53.5	—	(19.8)	—	33.7	—	33.7
Restructuring and other charges	36.0	—	2.3	—	38.3	—	38.3
Direct COVID-19 expenses	29.7	—	1.9	—	31.6	—	31.6
Valuation allowance	(5.2)	—	5.2	—	—	—	—
Adjusted financial measures	$(63.6)	$1.8	$17.2	$26.6	$(18.0)	$95.4	$77.4

Diluted loss per share from continuing operations attributable to TechnipFMC plc, as reported	$(0.40)
Adjusted diluted loss per share from continuing operations attributable to TechnipFMC plc	$(0.14)

TechnipFMC.com	Page 18 of 24

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

Charges and Credits
In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the second quarter 2021 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year basis against 2020 results and measures. Net income, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits ("Adjusted Operating profit"); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits ("Adjusted EBITDA"); and net cash) are non-GAAP financial measures. Management believes that the exclusion of charges and credits from these financial measures enables investors and management to more effectively evaluate TechnipFMC's operations and consolidated results of operations period-over-period, and to identify operating trends that could otherwise be masked or misleading to both investors and management by the excluded items. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Six Months Ended
	June 30, 2021
	Income (loss) from continuing operations attributable to TechnipFMC plc	Income attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense and loss on early extinguishment of debt	Income (loss) before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$255.6	$3.9	$59.4	$93.2	$412.1	$193.2	$605.3

Charges and (credits):
Impairment and other charges	19.6	—	—	—	19.6	—	19.6
Restructuring and other charges	7.6	—	0.3	—	7.9	—	7.9
Income from investment in Technip Energies	(323.3)	—	—	—	(323.3)	—	(323.3)
Adjusted financial measures	$(40.5)	$3.9	$59.7	$93.2	$116.3	$193.2	$309.5

Diluted earnings per share from continuing operations attributable to TechnipFMC plc, as reported	$0.56
Adjusted diluted loss per share from continuing operations attributable to TechnipFMC plc	$(0.09)

	Six Months Ended
	June 30, 2020
	Loss from continuing operations attributable to TechnipFMC plc	Income attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense	Loss before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(3,412.4)	$8.7	$4.4	$49.6	$(3,349.7)	$204.1	$(3,145.6)

Charges and (credits):
Impairment and other charges	3,213.4	—	8.3	—	3,221.7	—	3,221.7
Restructuring and other charges	40.5	—	3.8	—	44.3	—	44.3
Direct COVID-19 expenses	33.6	—	3.1	—	36.7	—	36.7
Purchase price accounting adjustment	6.5	—	2.0	—	8.5	(8.5)	—
Valuation allowance	(3.1)	—	3.1	—	—	—	—
Adjusted financial measures	$(121.5)	$8.7	$24.7	$49.6	$(38.5)	$195.6	$157.1

Diluted loss per share from continuing operations attributable to TechnipFMC plc, as reported	$(7.62)
Adjusted diluted loss per share from continuing operations attributable to TechnipFMC plc	$(0.27)

TechnipFMC.com	Page 19 of 24

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	June 30, 2021
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net and Other	Total
Revenue	$1,394.3	$274.5	$—	$—	$1,668.8

Operating profit (loss), as reported (pre-tax)	$72.4	$12.9	$(30.3)	$(157.5)	$(102.5)

Charges and (credits):
Impairment and other charges	0.6	0.2	—	—	0.8
Restructuring and other charges	0.4	0.8	—	—	1.2
Loss from investment in Technip Energies	—	—	—	146.8	146.8
Subtotal	1.0	1.0	—	146.8	148.8

Adjusted Operating profit (loss)	73.4	13.9	(30.3)	(10.7)	46.3

Depreciation and amortization	80.7	16.3	1.0	—	98.0

Adjusted EBITDA	$154.1	$30.2	$(29.3)	$(10.7)	$144.3

Operating profit margin, as reported	5.2%	4.7%			-6.1%

Adjusted Operating profit margin	5.3%	5.1%			2.8%

Adjusted EBITDA margin	11.1%	11.0%			8.6%

	Three Months Ended
	March 31, 2021
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net and Other	Total
Revenue	$1,386.5	$245.5	$—	$—	$1,632.0

Operating profit (loss), as reported (pre-tax)	$37.0	$8.2	$(28.8)	$498.2	$514.6

Charges and (credits):
Impairment and other charges	15.7	0.1	3.0	—	18.8
Restructuring and other charges	4.0	2.7	—	—	6.7
Income from investment in Technip Energies	—	—	—	(470.1)	(470.1)
Subtotal	19.7	2.8	3.0	(470.1)	(444.6)

Adjusted Operating profit (loss)	56.7	11.0	(25.8)	28.1	70.0

Depreciation and amortization	78.4	15.9	0.9	—	95.2

Adjusted EBITDA	$135.1	$26.9	$(24.9)	$28.1	$165.2

Operating profit margin, as reported	2.7%	3.3%			31.5%

Adjusted Operating profit margin	4.1%	4.5%			4.3%

Adjusted EBITDA margin	9.7%	11.0%			10.1%

TechnipFMC.com	Page 20 of 24

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	June 30, 2020
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$1,378.5	$241.7	$—	$—	$1,620.2

Operating profit (loss), as reported (pre-tax)	$(75.6)	$(13.4)	$(16.5)	$(16.1)	$(121.6)

Charges and (credits):
Impairment and other charges	32.5	1.2	—	—	33.7
Restructuring and other charges	35.9	1.3	1.1	—	38.3
Direct COVID-19 expenses	27.4	4.2	—	—	31.6
Subtotal	95.8	6.7	1.1	—	103.6

Adjusted Operating profit (loss)	20.2	(6.7)	(15.4)	(16.1)	(18.0)

Depreciation and amortization	79.4	15.0	1.0	—	95.4

Adjusted EBITDA	$99.6	$8.3	$(14.4)	$(16.1)	$77.4

Operating profit margin, as reported	-5.5%	-5.5%			-7.5%

Adjusted Operating profit margin	1.5%	-2.8%			-1.1%

Adjusted EBITDA margin	7.2%	3.4%			4.8%

TechnipFMC.com	Page 21 of 24

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Six Months Ended
	June 30, 2021
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net and Other	Total
Revenue	$2,780.8	$520.0	$—	$—	$3,300.8

Operating profit (loss), as reported (pre-tax)	$109.4	$21.1	$(59.1)	$340.7	$412.1

Charges and (credits):
Impairment and other charges	16.3	0.3	3.0	—	19.6
Restructuring and other charges	4.4	3.5	—	—	7.9
Income from investment in Technip Energies	—	—	—	(323.3)	(323.3)
Subtotal	20.7	3.8	3.0	(323.3)	(295.8)

Adjusted Operating profit (loss)	130.1	24.9	(56.1)	17.4	116.3

Depreciation and amortization	159.1	32.2	1.9	—	193.2

Adjusted EBITDA	$289.2	$57.1	$(54.2)	$17.4	$309.5

Operating profit margin, as reported	3.9%	4.1%			12.5%

Adjusted Operating profit margin	4.7%	4.8%			3.5%

Adjusted EBITDA margin	10.4%	11.0%			9.4%

	Six Months Ended
	June 30, 2020
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,631.6	$571.2	$—	$—	$3,202.8

Operating loss, as reported (pre-tax)	$(2,826.3)	$(437.4)	$(46.8)	$(39.2)	$(3,349.7)

Charges and (credits):
Impairment and other charges	2,809.0	412.7	—	—	3,221.7
Restructuring and other charges	29.0	13.1	2.2	—	44.3
Direct COVID-19 expenses	31.4	5.3	—	—	36.7
Purchase price accounting adjustment	8.5	—	—	—	8.5
Subtotal	2,877.9	431.1	2.2	—	3,311.2

Adjusted Operating profit (loss)	51.6	(6.3)	(44.6)	(39.2)	(38.5)

Adjusted Depreciation and amortization	152.8	39.1	3.7	—	195.6

Adjusted EBITDA	$204.4	$32.8	$(40.9)	$(39.2)	$157.1

Operating profit margin, as reported	-107.4%	-76.6%			-104.6%

Adjusted Operating profit margin	2.0%	-1.1%			-1.2%

Adjusted EBITDA margin	7.8%	5.7%			4.9%

TechnipFMC.com	Page 22 of 24

Exhibit 10
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	June 30, 2021	December 31, 2020
Cash and cash equivalents	$854.9	$1,269.2
Short-term debt and current portion of long-term debt	(297.7)	(624.7)
Long-term debt, less current portion	(2,180.2)	(2,835.5)
Net debt	$(1,623.0)	$(2,191.0)

Net (debt) cash, is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate our capital structure and financial leverage. We believe net debt, or net cash, is a meaningful financial measure that may assist investors in understanding our financial condition and recognizing underlying trends in our capital structure. Net (debt) cash should not be considered an alternative to, or more meaningful than, cash and cash equivalents as determined in accordance with U.S. GAAP or as an indicator of our operating performance or liquidity.

TechnipFMC.com	Page 23 of 24

Exhibit 11
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended June 30,	Six Months Ended June 30,
	2021	2021	2020
Cash provided (required) by operating activities from continuing operations	$(85.9)	$95.6	$(415.6)
Capital expenditures	(39.7)	(83.9)	(163.6)
Free cash flow (deficit) from continuing operations	$(125.6)	$11.7	$(579.2)

Free cash flow (deficit) from continuing operations, is a non-GAAP financial measure and is defined as cash provided by operating activities less capital expenditures. Management uses this non-GAAP financial measure to evaluate our financial condition. We believe from continuing operations, free cash flow (deficit) from continuing operations is a meaningful financial measure that may assist investors in understanding our financial condition and results of operations.

TechnipFMC.com	Page 24 of 24